OPPENHEIMER & CO. INC.
EMPLOYEE SHARE PLAN

ARTICLE I
PURPOSE

The purpose of this Oppenheimer & Co. Inc. Employee Share Plan (the “Plan”) is to benefit the shareholders of Oppenheimer & Co. Inc., (the “Company”), by assisting the Company and its affiliates to attract, retain and provide incentives to key management employees of the Company, and to align the interests of such employees with those of the shareholders of the Company and the shareholders of the Company’s parent corporation, Oppenheimer Holdings Inc. (the “Parent”).

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Board” shall mean the Board of Directors of the Parent.

“Bonus Shares” shall mean those Class A Shares awarded to an Employee pursuant to the provisions of Section 8.3 of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

“Committee” shall mean the Compensation and Stock Option Committee of the Board.

“Class A Shares” shall mean the Class A non-voting shares, of the Parent.

“Company” shall mean Oppenheimer & Co. Inc., a Delaware corporation, and any successor thereto.

“Effective Date” shall mean January 1, 2005.

“Employee” shall mean any person employed by the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any specified date, the mean of the reported high and low sales prices of the Class A Shares on the New York Stock Exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Class A Shares are so reported.

“Family Member” shall mean any child, stepchild, grandchild, parent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Holder” shall mean an Employee who has been granted a Restricted Stock Award or any such individual’s beneficiary, estate or representative, to the extent applicable.

"Insider" shall have the meaning ascribed thereto in the Securities Act of Ontario, Canada and also includes associates and affiliates of insiders as those terms are defined in such legislation.

“Parent” shall mean Oppenheimer Holdings Inc.

“Plan” shall mean this Oppenheimer & Co. Inc. Employee Share Plan, as amended from time to time, together with each of the Restricted Stock Award Agreements utilized hereunder.

“Restricted Stock Award” shall mean an award granted under the Plan of Class A Shares, the transferability of which by the Holder shall be subject to Transfer Restrictions.

“Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

“Restriction Period” shall mean the period of time for which Class A Shares issued under the Plan shall be subject to Transfer Restrictions.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.

“Transfer Restrictions” shall mean restrictions on the transferability of shares of Class A Shares awarded to an Employee under the Plan.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date.

ARTICLE IV
ADMINISTRATION

Section 4.1

Composition of Committee.  The Plan shall be administered by the Committee, which shall be appointed by the Board.  Notwithstanding the foregoing, however, at any time that the Class A Shares is listed on a national securities exchange or quoted on NASDAQ, the Committee shall consist solely of two (2) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), and (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Restricted Stock Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Restricted Stock Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Restricted Stock Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act.

Section 4.2

Powers.  Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive a Restricted Stock Award, the time or times when such Restricted Stock Award shall be made and the number of Class A Shares which may be issued under such Restricted Stock Award, as applicable.  In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3

Additional Powers.  The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan.  Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Restricted Stock Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Restricted Stock Award, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Restricted Stock Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

Section 4.4

Committee Action.  In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

ARTICLE V
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1

Stock Grant and Award Limits.  The Committee may from time to time grant Restricted Stock Awards to one or more Employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI.  Subject to Article IX, the aggregate number of Class A Shares that may be issued under the Plan shall not exceed Seven Hundred Fifty Thousand (750,000) shares.  Class A Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to a Restricted Stock Award.  To the extent that a Restricted Stock Award lapses or the rights of its Holder terminate, any Class A Shares subject to such Restricted Stock Award shall again be available for the grant of a new Restricted Stock Award.

Section 5.2

Stock Offered.  The stock to be offered pursuant to the grant of a Restricted Stock Award may be authorized but unissued Class A Shares or Class A Shares purchased on the open market.  [Note to Draft:  Under Canadian law, shares repurchased must be cancelled and may not re re-issued.]

ARTICLE VI
ELIGIBILITY FOR RESTRICTED STOCK AWARDS;
TERMINATION OF EMPLOYMENT

Section 6.1

Eligibility.  Restricted Stock Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees.  A Restricted Stock Award may be granted on more than one occasion to the same Employee.

Section 6.2

Restriction on Insiders.  No Employee who is an Insider of the Parent may receive a Restricted Stock Award which, with all other Restricted Stock Awards made to such Employee and all other rights such Employee has to receive Class A Shares under other share compensation arrangements of the Company or the Parent, would entitle such Employee to acquire more than 10% of the issued and outstanding Class A Shares on an undiluted basis.

Section 6.3

Termination of Employment.  Except to the extent inconsistent with the terms of the applicable Restricted Stock Award Agreement, if a Holder’s employment with the Company terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Transfer Restrictions applicable to such Holder’s Restricted Stock Award, such Restricted Stock shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock.  The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment that all or a portion of any such Holder’s Restricted Stock shall not be so canceled and forfeited, for example, in the case of a Holder’s death or Total and Permanent Disability.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1

Restriction Period to be Established by Committee.  At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to the Transfer Restrictions imposed in connection with such Restricted Stock Award.  Each Restricted Stock Award may have different Transfer Restrictions and/or a different Restriction Period, in the discretion of the Committee.  The Transfer Restrictions and/or Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 7.2.

Section 7.2

Other Terms and Conditions. Class A Shares awarded pursuant to a Restricted Stock Award shall, when issued, be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award.  If provided for under the Restricted Stock Award Agreement, the Holder shall enjoy all shareholder rights applicable to the Class A Shares, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Class A Shares during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Class A Shares during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award.   A Restricted Stock Award may be by way of the conditional issue of Class A shares where the Class A Shares will not actually be issued until conditions are met at a future date in which case the recipient of the Restricted Stock Award would have no rights as a shareholder unless and until the conditions are met and the Class A Shares actually issued.  At the time of a Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment prior to expiration of the Restriction Period.  Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, be set forth in a Restricted Stock Award Agreement made in conjunction with the Restricted Stock Award.  Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Restricted Stock Awards, including but not limited to accelerated vesting upon the occurrence of a “change of control” of the Company or the Parent, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a “change of control” of the Company resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.  The terms and conditions of the respective Restricted Stock Award Agreements need not be identical.

Section 7.3

Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Class A Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Class A Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 7.4

Restricted Stock Award Agreements.  At the time any Restricted Stock Award is made under this Article VII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE VIII
ADDITIONAL CLASS A SHARES PURCHASES AND
AWARDS OF BONUS SHARES

Section 8.1

In General.  Prior to each calendar year occurring on or after the Effective Date, the Board, in its sole discretion, shall determine whether or not any Class A Shares may be purchased by one or more Employees under this Article VIII.

Section 8.2

Additional Class A Shares Purchases.  For any applicable calendar year pursuant to the provisions of Section 8.1, any Employee so designated by the Committee may elect, by no later than January 7 Note to Draft:  Can or should this date be later?, to forego the receipt of a portion of his or her annual bonus to be payable for services rendered in the immediately preceding calendar year, up to a maximum amount of twenty-five percent (25%) thereof, and to have the Company instead use such funds to purchase for the Employee, shares of fully vested and unencumbered Class A Shares, through open market purchases, such shares having a Fair Market Value in the aggregate which is equal to such foregone bonus amount.

Section 8.3

Awards of Bonus Shares.  The Company shall award any Employee who makes an election under Section 8.1 (utilizing the Bonus Deferral Election form attached hereto as Exhibit A) for a particular calendar year, with that number of Bonus Shares having a Fair Market Value in the aggregate equal to fifteen percent (15%) of the total Fair Market Value of the shares purchased by the Employee pursuant to Section 8.2.  The Bonus Shares shall be subject to Transfer Restrictions for a three (3) year period from their date of award.  Should the Employee’s employment with the Company terminate for any reason prior to the end of the three (3) year Restriction Period, the Employee shall forfeit such Bonus Shares in their entirety.  The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of an Employee’s termination of employment, that all or a portion of such Employee’s Bonus Shares shall not be so canceled and forfeited, for example, in the case of the Employee’s death or Total and Permanent Disability.

ARTICLE IX
RECAPITALIZATION OR REORGANIZATION

Section 9.1

Adjustments to Class A Shares.  The shares with respect to which Restricted Stock Awards may be granted under the Plan are Class A Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of a Restricted Stock Award theretofore granted, the Parent shall effect a subdivision or consolidation of Class A Shares or the payment of a stock dividend on Class A Shares without receipt of consideration by the Parent, the number of Class A Shares with respect to which such Restricted Stock Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

Section 9.2

Recapitalization.  If the Parent recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Restricted Stock Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Restricted Stock Award, in lieu of the number of Class A Shares then covered by such Restricted Stock Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Class A Shares then covered by such Restricted Stock Award.

Section 9.3

Other Events.  In the event of changes to the outstanding Class A Shares by reason of recapitalizations, reorganizations, amalgamations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Restricted Stock Award and not otherwise provided for under this Article IX, any outstanding Restricted Stock Awards and any Restricted Stock Award Agreements evidencing such Restricted Stock Awards shall be subject to adjustment by the Committee in its discretion as to the number and price of Class A Shares or other consideration subject to such Restricted Stock Awards.  In the event of any such change to the outstanding Class A Shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

Section 9.4

Powers Not Affected.  The existence of the Plan and the Restricted Stock Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Parent to make or authorize any adjustment, recapitalization, reorganization or other change of the Parent’s capital structure or business, any merger or consolidation of the Parent, any issue of debt or equity securities ahead of or affecting Class A Shares or the rights thereof, the dissolution or liquidation of the Parent or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 9.5

No Adjustment for Certain Restricted Stock Awards.  Except as hereinabove expressly provided, the issuance by the Parent of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Restricted Stock Awards, and no adjustment by reason thereof shall be made with respect to the number of Class A Shares subject to Restricted Stock Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE X
AMENDMENT AND TERMINATION OF PLAN

Section 10.1

Amendment and Termination.  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Restricted Stock Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Restricted Stock Award theretofore granted may be made which would materially and adversely impair the rights of a Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

Section 10.2

Regulatory Approval of Amendments.  No amendment of the Plan or of any Restricted Stock Awards requiring regulatory approval or the approval of any stock exchange or quotation system on which the Class A Shares are listed or quoted shall be effective until all necessary approvals required thereby shall have been obtained.

ARTICLE XI
MISCELLANEOUS

Section 11.1

No Right to Restricted Stock Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee any right to a Restricted Stock Award except as may be evidenced by a Restricted Stock Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 11.2

No Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company, or (ii) interfere in any way with the right of the Company to terminate the employment of an Employee at any time.

Section 11.3

Other Laws; Withholding.  The Parent shall not be obligated to issue any Class A Shares pursuant to any Restricted Stock Award granted under the Plan at any time when the shares covered by such Restricted Stock Award have not been registered under the Securities Act of 1933 and under such other state and federal laws, rules or regulations as the Parent or the Committee deems applicable and, in the opinion of legal counsel of the Parent, if there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.  No fractional Class A Shares shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Parent shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Restricted Stock Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.  In the case of any Restricted Stock Award satisfied in the form of Class A Shares, no shares shall be issued unless and until arrangements satisfactory to the Parent shall have been made to satisfy any tax withholding obligations applicable with respect to such Restricted Stock Award.  Subject to such terms and conditions as the Committee may impose, the Parent shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Class A Shares (including Class A Shares issuable in respect of a Restricted Stock Award) to satisfy, in whole or in part, the amount required to be withheld.

Section 11.4

No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or the Parent from taking any corporate action which is deemed by the Company or the Parent to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Restricted Stock Award made under the Plan.  No Employee, beneficiary or other person shall have any claim against the Company or the Parent as a result of any such action.

Section 11.5

Restrictions on Transfer.  No Restricted Stock Award under the Plan or any Restricted Stock Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) by gift to any Family Member of the Holder.  Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 11.3 hereof.

Section 11.6

Beneficiary Designations.  Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with a Restricted Stock Award under the Plan upon or subsequent to the Holder’s death, by utilizing the Beneficiary Designation form attached hereto as Exhibit B.  Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Parent and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime.  In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 11.7

Rule 16b-3.  It is intended that, at any time when the Class A Shares are listed on a national securities exchange or quoted on NASDAQ, the Plan and any Restricted Stock Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3.  If any provision of the Plan or of any such Restricted Stock Award would disqualify the Plan or such Restricted Stock Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Restricted Stock Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 11.8

Section 162(m).  It is intended that, at any time when the Class A Shares are listed on a national securities exchange or quoted on NASDAQ, the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Restricted Stock Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code.  The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance.  If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided, however, that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Restricted Stock Award previously granted hereunder.

Section 11.9

Other Plans.  No Restricted Stock Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or the Parent, unless such other plan specifically provides for the inclusion of such Restricted Stock Award, payment or amount received.

Section 11.10

Limits of Liability.  Any liability of the Company or the Parent with respect to a Restricted Stock Award shall be based solely upon the contractual obligations created under the Plan and the Restricted Stock Award Agreement.  Neither the Company, the Parent nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 11.11

Governing Law.  Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of New York.

Section 11.12

Severability of Provisions.  If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 11.13

Headings.  Headings used throughout the Plan are for convenience only and shall not be given legal significance.

EXHIBIT A

OPPENHEIMER & CO. INC.
EMPLOYEE SHARE PLAN
BONUS DEFERRAL ELECTION

TO:

Oppenheimer & Co. Inc. (the “Corporation”)

Attention:  Secretary

FROM:

__________________________

[Print Name]

I hereby elect to have ______% of my Bonus, if any, otherwise payable to me for my services rendered during  200_, to be utilized under the Oppenheimer & Co. Inc. Employee Share Plan (the “Plan”) to purchase Class A Shares of the Parent, all pursuant to the provisions of Article VIII of the Plan.

I understand that, once made, this Election shall be irrevocable.

The Effective Date of this Election is:                                           (to be completed by the Secretary; this will be the first January 7 following the date of this Election).

I understand that all capitalized terms and phrases used herein shall have the same meanings as ascribed to them under the Plan.

Signed:

Dated:

Accepted by:

Dated:

Secretary,

on behalf of the Corporation,

certifying that this Election of

Bonus Deferral is complete

EXHIBIT B

OPPENHEIMER & CO. INC.

EMPLOYEE SHARE PLAN

BENEFICIARY DESIGNATION

TO:

Oppenheimer & Co. Inc.  (the “Corporation”)

Attention:  Secretary

FROM:

__________________________

[Print Name]

I  hereby designate the following as my beneficiary or beneficiaries under the Oppenheimer & Co. Inc. Employee Share Plan (the "Plan") to receive, in the event of my death, my Plan benefit, as follows:

Your Primary Designated Beneficiary is the follow person who would receive your benefit if you should die.

Your Surviving Designated Beneficiary is the person who will receive your benefit if your Primary Designated Beneficiary dies before you.  If you wish to name more than one Primary Designated Beneficiary, you must note whether the surviving Primary Designated Beneficiaries will be entitled to your benefit if one of your Primary Designated Beneficiaries die.  If not, that Designated Beneficiary's percentage will be paid to your Surviving Designated Beneficiary.  If you wish to have your benefit distributed to your other Primary Designated Beneficiaries, note "or to the survivor" after each person's name.

Primary Designated Beneficiary (include address if not same as yours)	Percent	Relationship	Social Security #

%

%

Surviving Designated Beneficiary (include address if not same as yours)	Percent	Relationship	Social Security #

%

%

I understand that all capitalized terms and phrases used herein shall have the same meanings as ascribed to them under the Plan.

Signed:

Dated:

Accepted by:

Dated:

Secretary,

on behalf of the Corporation,

certifying that this Designation

of Beneficiary Election is complete